EXHIBIT 21

ADOBE INC.
SUBSIDIARIES OF THE REGISTRANT(*)

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
The Americas:
Adobe Assets, LLC	Delaware
Adobe Canada Services Corporation	Canada
Adobe Colombia SAS	Colombia
Adobe Corporate LLC	Delaware
Adobe Holdings LLC	Delaware
Adobe Labs, Inc.	Delaware
Adobe Systems Brasil Limitada	Brazil
Adobe Systems Canada Inc.	Canada
Adobe Systems Federal LLC	Delaware
Adobe Systems Software Chile Limitada	Chile
Frame.io, Inc.	Delaware
MagentoTech Inc.	Delaware
MagentoTech LLC	Delaware
Marketo, Inc.	Delaware
Milestone Holdco, LLC	Delaware
Milestone Intermediate Holdings, Inc.	Delaware
Milestone Topco, Inc.	Delaware
Saratoga Merger Sub I, Inc.	Delaware
Saratoga Merger Sub II, LLC	Delaware
Workfront, Inc.	Delaware
X.commerce, Inc.	Delaware
Europe:
Adobe Development ARM LLC	Armenia
Adobe Research (Schweiz) AG	Switzerland
Adobe Software Trading Company Limited	Ireland
Adobe Systems (Schweiz) GmbH	Switzerland
Adobe Systems Belgium BV	Belgium
Adobe Systems Benelux B.V.	The Netherlands
Adobe Systems Danmark ApS	Denmark
Adobe Systems Engineering GmbH	Federal Republic of Germany
Adobe Systems Europe Limited.	United Kingdom
Adobe Systems France SAS	France
Adobe Systems GmbH	Federal Republic of Germany
Adobe Systems Iberica SL	Spain
Adobe Systems Italia SRL	Italy
Adobe Systems Nordic AB	Sweden
Adobe Systems Norge AS	Norway
Adobe Systems Romania SRL	Romania
Adobe Systems s.r.o.	Czech Republic
Adobe Systems Software Ireland Limited	Ireland
Adobe Technologies International, S.L.	Spain

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
Allegorithmic SAS	France
Content Calendr Limited	United Kingdom
ICS “Adobe Systems” S.R.L.	Republic of Moldova
Magento Commerce International Limited	Ireland
Marketo EMEA, Limited	Ireland
Workfront, Ltd	United Kingdom
Africa:
Adobe Systems South Africa Proprietary Limited	South Africa
Asia:
Adobe Software (Shanghai) Company Limited	China
Adobe KK	Japan
Adobe Systems Hong Kong Limited	Hong Kong
Adobe Systems India Private Limited	India
Adobe Systems Korea Ltd.	Korea
Adobe Systems New Zealand Limited	New Zealand
Adobe Systems Pte. Ltd.	Singapore
Adobe Systems Pty Ltd.	Australia
Adobe Systems Software (Beijing) Co., Ltd.	China
Adobe (Thailand) Company Limited	Thailand
Middle East:
Adobe Systems Israel Ltd.	Israel
_________________________________________
(*)    As of December 1, 2023

All subsidiaries of the registrant are wholly owned, directly or indirectly, by Adobe and do business under their legal names.